Exhibit 99.1

GENERAL FINANCE CORPORATION TO ANNOUNCE FOURTH QUARTER AND FISCAL YEAR 2019 FINANCIAL RESULTS ON SEPTEMBER 11, 2019

PASADENA, CA – August 14, 2019 – General Finance Corporation (NASDAQ:GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions (the “Company”), will announce its financial results for the fourth quarter and fiscal year ended June 30, 2019 before the U.S. market opens on Wednesday, September 11, 2019.

Management will host a conference call the same day at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 7949214. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through September 25, 2019 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 7949214.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned subsidiary Royal Wolf Holdings Pty Ltd (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and, under the trade name Southern Fabrication Specialties (www.southernfabricationspecialties.com), other steel-related products in North America.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223